Exhibit 99.1
                                  ------------

                                                                          [LOGO]
                                                          There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                        Georgetown Bancorp, Inc. Reports
             Profitable Results for Quarter Ended September 30, 2008

         GEORGETOWN, MASSACHUSETTS, October 24, 2008 -
         Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported net income for the three months ended September 30, 2008 of $12,000, or $.00 per basic and diluted share, compared to a net loss of $138,000 or $.05 per basic and diluted share for the three months ended September 30, 2007.

         Robert E. Balletto, President and Chief Executive Officer, said, "I am pleased to report that the Company's financial performance continued to improve, as we returned to profitability during our most recent quarter. I continue to remain encouraged by our successful execution of our strategic plan and the positive impact it has had on our financial performance. Our improved financial performance was driven by an expanding net interest margin, fueled by originations of higher-yielding commercial loans. Funding for these loans was entirely provided by increases in retail deposits, as our North Andover office achieved profitability during the quarter. I am further encouraged by the performance of our loan portfolio given the current economic environment, as our asset quality improved during the quarter. Additionally, the Company was never involved in the business of sub-prime lending and has no financial exposure to equity investments in Fannie Mae, Freddie Mac or any of the recently failed Wall Street investment banks. While we operate in a competitive and challenging market place, we remain optimistic about our ability to enhance shareholder value in the long-term."

                                Georgetown Bancorp Inc.
                                Selected Financial Data

                                                        At or for the       At or for the
                                                      Three Months Ended      Year Ended
                                                      September 30, 2008    June 30, 2008
                                                      ------------------   ---------------
                                                  (Dollars in thousands, except per share data)
Financial Condition Data:
Total assets                                            $       190,947    $       184,741
Cash and cash equivalents                                         6,521              5,455
Loans receivable, net                                           155,639            148,909
Allowance for loan losses                                         1,299              1,212
Investment securities                                            17,275             18,977
Deposits                                                        113,762            106,292
Borrowings (1)                                                   58,658             59,873

Total stockholders' equity                                       16,820             16,773
Stockholders' equity to total assets at end of period              8.81%              9.08%
Total shares outstanding                                      2,638,387          2,638,387

Asset quality data:
Total non-performing loans                              $         1,247    $         1,386
Other real estate owned                                              57                 --
Total non-performing assets                                       1,304              1,386
Non-performing loans to total loans                                0.79%              0.92%
Non-performing assets to total assets                              0.68%              0.75%
Allowance for loan losses to non-performing loans                104.17%             87.45%
Allowance for loan losses to total loans                           0.83%              0.81%
Loans charged off                                       $             1    $            60
Recoveries on loans previously charged off                            1                 41

                                                                                  Three Months Ended
                                                                                     September 30,
                                                                                2008              2007
                                                                          ---------------    ---------------
                                                                    (Dollars in thousands, except per share data)
Operating Data:
Interest and dividend income                                              $         2,540    $         2,278
Interest expense                                                                    1,168              1,314
                                                                          ---------------    ---------------
   Net interest income                                                              1,372                964
Provision for loan losses                                                              87                  1
                                                                          ---------------    ---------------
    Net interest income after
        provision for loan losses                                                   1,285                963
Non-interest income                                                                   158                172
Non-interest expense                                                                1,405              1,347
                                                                          ---------------    ---------------
Income (loss) before income taxes                                                      38               (212)
Income tax provision (benefit)                                                         26                (74)
                                                                          ---------------    ---------------
   Net income (loss)                                                      $            12    $          (138)
                                                                          ===============    ===============

Basic and diluted weighted average number of common shares outstanding          2,581,814          2,615,752
Net income (loss) per share:  basic and diluted                           $          0.00    $         (0.05)

Performance Ratios:
Return on assets (ratio of net loss to average total assets)                         0.03%             -0.34%
Return on equity (ratio of net loss to average equity)                               0.28%             -3.11%
Interest rate spread (2)                                                             2.76%              1.99%
Net interest margin (3)                                                              3.14%              2.51%
Efficiency ratio (4)                                                                91.81%            118.53%
Non-interest expense to average total assets                                         3.04%              3.29%
Average interest-earning assets to average interest-bearing liabilities            114.23%            114.88%

1.    Includes securities sold under agreement to repurchase.
2. The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3. The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4. The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

About Georgetown Savings Bank

         Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA, North Andover, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.


Forward-looking statements

         This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END